Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan of DarioHealth Corp. of our report dated March 28, 2024, with respect to the consolidated financial statements of DarioHealth Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forrer Gabbay & Kasierer
Kost Forrer Gabbay & Kasierer
January 17, 2025	A Member of EY Global